Exhibit 99.1

2780 Waterfront Parkway East Drive, Suite 200, Indianapolis, IN 46214

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Provides Update on Strategy, M&A and Business Resegmentation

INDIANAPOLIS — (PR NEWSWIRE) — February 16, 2021 — Calumet Specialty Products Partners, L.P. (“Calumet” or the “Partnership”) (NASDAQ: CLMT) today provided an update to the Partnership’s strategic and business progress.

Highlights:

●	Closed the $70 million sale leaseback transaction for fuels terminal assets at the Shreveport refinery

●	Planning to retain and focus investment in high-growth Finished Lubricants and Chemicals business

●	Great Falls refinery presents one of the most compelling opportunities for Renewable Diesel production in North America

●	Planning to re-segment financials to provide investors with greater transparency

●	Strategic objectives to create unitholder value remain unchanged:

1.	Focus resources on volume and margin growth in specialty products

2.	De-hybridize business model / create investor transparency

3.	De-lever the Partnership’s balance sheet

The Partnership recently closed the $70 million sale leaseback transaction of fuels terminal assets at our Shreveport complex. These proceeds, together with existing cash on the balance sheet, are adequate to redeem the $150 million 2022 Notes, allowing the Partnership to make strategic deleveraging decisions with a focus on long-term unitholder value. For additional details regarding the terms of the sale leaseback transaction and the successful bondholder consent please see the Form 8-K filed today.

Finished Lubricants and Chemicals

This business has been the subject of market speculation.  However, we intend to keep this high-growth business, which has an expected annual Adjusted EBITDA exceeding $60 million based on our 2021 market outlook.  FL&C’s strong growth rates and iconic brands are supported through innovation and investments such as:

●	Royal Purple’s rollout of new consumer 5 Quart bottle launched 2H’20

●	Upgrading and expanding Royal Purple’s Industrial BioMax line of Environmentally Acceptable Lubricants in 2020

●	Investing in additional TruFuel production capacity, to be commissioned by July 2021, enabling the TruFuel Brand to keep up with increasing demand and the accelerating market trend to larger sized packs

More detail on the business' exciting growth potential will be provided in support of our strategic objective to create investor transparency.

Great Falls Renewable Diesel Opportunity

We believe Great Falls, which connects western agriculture with West Coast and Canadian clean product markets, presents one of the most compelling opportunities for Renewable Diesel production in North America.  We estimate the oversized hydrocracker built in 2016 can be reconfigured to process 10-12,000 BPD renewable feedstock at the lowest capital cost per barrel of any announced industry project.   Hydrocracker conversions are typically faster to market, cheaper, and less technically challenging. In addition, the planned configuration could retain 10-12,000 BPD low-cost Canadian crude processing, providing Montana customers with clean energy and our unique specialty asphalt.  Future dual train operations are currently estimated to generate $220 to $260 million of Adjusted EBITDA assuming mid-cycle market prices and existing environmental market structure (BTC, RINs, LCFS).

Given strong investor interest in renewables, Calumet expects to utilize third party equity for this unique opportunity, without expending Calumet funds.

Providing Clarity to Unitholders

Calumet plans to re-segment its financial reporting starting in Q1 2021. Management believes that this will allow each business strategy and performance to be presented transparently to investors.

1.	Montana / Renewables — Great Falls’ exciting dual-train energy transition business

2.	Specialty Products & Solutions — customer-focused solutions and formulations covering multiple specialty product lines, anchored by our unique integrated complex in NW Louisiana

3.	Performance Brands (previously Finished Lubes and Chemicals) — fast-growing portfolio of high-quality, high-performing brands

4.	Corporate — direct insight into the corporate costs required to run Calumet’s three distinct operating divisions.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute "forward-looking statements." The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our intent to repurchase the 2022 Notes and sources of cash to fund the repurchase, (ii) the investment in and expected performance of the Finished Lubricants and Chemicals business, including Adjusted EBITDA projections, (iii) the conversion of the Great Falls refinery to Renewable Diesel, financing of the conversion and expected performance of that facility, including Adjusted EBITDA projections, and (iv) our expectation regarding our business outlook and cash flows. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the SEC, including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com

[1] Estimates based on trailing 5-year average market prices